EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT, made and executed by and between GK Intelligent Systems, Inc., a Delaware Corporation, with its principal place of business in Houston, Harris County, Texas (hereinafter called the "Corporation" or "GKIS"), and J. David Cabello, of Houston, Texas (hereinafter called "Cabello" or "Professional"). Collectively, the Corporation and Cabello shall be referred to as "the parties."

                             W I T N E S S E T H:

      WHEREAS, Cabello desires to perform legal and managerial services on behalf of the Corporation and act as its General Counsel and Vice President as an employee of the Corporation, including the performance personally of such services as he and/or the Corporation's Board of Directors deem necessary; and

      WHEREAS, the Board of Directors of the Corporation desires to employ Cabello in such capacities under the terms of this Agreement;

      THEREFORE, the parties mutually agree as follows:


                                    ARTICLE I
                                   EMPLOYMENT

      1.1 CONDITIONS OF EMPLOYMENT: The Corporation hereby employs Cabello and Cabello accepts such employment as General Counsel and Vice President, to render professional services on behalf of the Corporation, subject to the supervision and direction of the Corporation's CEO and Board of Directors and subject to the law of the Corporation as given in the Articles of Incorporation and the Bylaws.

      1.2 TERM OF EMPLOYMENT: The term of employment shall commence on or after the execution of this Agreement but not later than July 6, 1998, to be set out in Cabello's notice to the Board. This agreement shall continue until termination by either party as provided in Article IV.


                                   ARTICLE II
                                     DUTIES

      2.1 DEVOTION OF EFFORT: Cabello agrees to devote sufficient time, attention, and skill to the performance of his duties as an employee of the Corporation as set out and authorized by the Board of Directors. During the term of this Agreement, he shall not render services on his own or

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on behalf of any party other than the Corporation (save and except for Jim Epps
("MCE") and Jaralaubos Fotopoulos) unless otherwise authorized by the Board of Directors.

      2.2 DESCRIPTION OF DUTIES. Cabello will provide legal, administrative and managerial services as General Counsel and Vice President, all as directed by the management of GKIS.


                                   ARTICLE III
                                  COMPENSATION

      3.1  COMPENSATION AND BENEFITS.

             a. MONTHLY SALARY. As compensation for the services to be rendered hereunder, GKIS will pay to Cabello a monthly salary in an amount equal to Twenty Thousand Eight Hundred Thirty-Three and 33/100 ($20,833.33). The monthly salary shall be paid in semi-monthly payments of one-half the monthly amount each on the first and fifteenth day of each month with respect to the immediately preceding month, commencing on the fifteenth day of, or the first day of the first month after, the month in which employment commences hereunder, whichever comes first after the employment date.

            b. BONUS OPTIONS FOR SHARES OF CORPORATION COMMON STOCK. In addition to the monthly salary and any other benefits available to all employees, including standard incentive qualified stock options, GKIS will grant to Cabello incentive stock options (or non-qualified stock options or warrants, as appropriate) for a total of six hundred thousand (600,000) shares of GKIS restricted common stock (the "Bonus Options"), with one-forty-eighth (or options for 12,500 shares) of such grant vesting monthly for four years so long as Cabello remains an employee of the Corporation, an affiliate or subsidiary. Contingent upon the Agreement remaining in force as a result of such continued employment, Bonus Options for twelve thousand five hundred (12,500) restricted shares will vest and be exercisable on the thirtieth day following the close of each of the forty-eight months following the month in which this agreement is executed. Except for the delayed vesting of their exercisability, this grant of stock options shall be governed by and subject to the GK INTELLIGENT SYSTEMS, INC. 1995 INCENTIVE STOCK OPTION PLAN, as set out in a separate incentive stock option agreement executed concurrently with this agreement by the parties . The number of shares shall also be adjusted as provided in Section 7.1 of such Plan. For all purposes related to the Grant of these options, the Board of Directors of GKIS has determined that the date of such grant is date of execution of this agreement and the Fair Market Value per share as of the date of such grant is the closing price on the day this agreement is executed. If the market is not open on the execution date, then the Fair Market Value shall be the closing price for the first day the market is open after the execution of this agreement. Except as set out in paragraph 4.2 below, termination of this agreement will not cause the forfeiture of the Bonus Options for those months prior to termination in

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      which the vesting requirements were met.

            c. CONTINGENT IMMEDIATE VESTING OF BONUS OPTIONS. The Corporation agrees that Cabello will be entitled to receive immediate accelerated vesting of his outstanding unvested Bonus Options if his employment with the Corporation is terminated prior to termination of this agreement due to any one or more of the following events:

         (i) Cabello's employment is terminated by the Corporation without Cause;

         (ii) Cabello resigns within ninety days after his job responsibilities, duties, and/or status within the Corporation have been materially changed;

         (iii) Cabello resigns or his employment is terminated within 180 days after there is a Change in Control of the Corporation;

         (iv) Cabello resigns his employment after becoming Disabled or his employment is terminated after he becomes Disabled;

         (v) Cabello resigns his employment because of a decision of the Board of Directors to establish his Compensation at an amount less than 75% of the greater of (a) his annual salary in effect on the Effective Date or (b) his annual salary in effect during the preceding calendar year, and such resignation is tendered within ninety days after he is notified of such decision; or

         (vi) Cabello dies during the term of this Agreement.

         d. EMPLOYEE BENEFIT PLANS. Cabello shall be entitled to participate in all employee benefit plans to be established by the Board of Directors on the same terms and conditions as all other employees similarly situated, including reimbursement of reasonable moving expenses as approved by GKIS management.

      3.2 GUARANTEED BONUS. In addition to the compensation set out in 3.1 above, the Corporation will pay Cabello a cash bonus of not less than one hundred thousand dollars ($100,000.00) at the end of his first year of continuous employment under this agreement.

                                   ARTICLE IV
                            TERMINATION OF AGREEMENT

      4.1 TERMINATION FOR DISABILITY. If Cabello, during the term of this Agreement, shall fail to perform his duties hereunder as a result of DISABILITY, as defined in 4.4 below, the Corporation shall have the right to terminate this Agreement and the employment hereunder as of a date to be specified in a written notice of termination sent to Cabello, such date to be not less than thirty

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(30) days following receipt of said notice.

      4.2 TERMINATION FOR CAUSE: If Cabello shall (1) be convicted of a felony or (2) engage in conduct as defined under CAUSE, all as set out in 4.4 below, the Corporation shall have the right to terminate this contract and employment hereunder in the manner as set out in 4.4 and upon notice given in the manner specified in 4.1. In the event of termination under this Article 4.2, Cabello shall not be eligible to receive unexercised stock option compensation for the year in which termination occurs, nor shall he be entitled to receive any deferred compensation credited to his account but not yet paid.

      4.3 UNILATERAL TERMINATION: Either party hereto may terminate this Agreement and employment hereunder effective as of a date to be specified in a written notice of termination, such date to be not less than thirty (30) days after delivery of the notice.

      4.4 DEFINITIONS: For purposes of this agreement, the following definitions shall apply:

      "TERMINATION DATE" shall mean the date on which Professional ceases to be an employee of the Corporation irrespective of the cause or manner in which employment ends.

      "EFFECTIVE DATE" shall mean June 23, 1998.

      "DISABLED" OR "DISABILITY" shall mean a determination by independent competent medical authority that Professional is unable to perform his duties and that in all reasonable medical likelihood such inability will continue for a period in excess of 180 days. Unless otherwise agreed by Cabello and the Board of Directors, the independent medical authority shall be selected by Cabello and the Corporation each selecting a board certified licensed physician and the two physicians selected shall designate an independent medical authority, whose determination of Disability shall be binding upon the Corporation and Cabello.

      "CAUSE" shall mean: (1) Professional's conviction of a felony or any other criminal act involving moral turpitude; (2) deliberate and intentional continuing refusal by Professional to substantially perform his duties and obligations under this agreement (except by reason of incapacity due to illness or accident) if Professional (a) shall have either failed to remedy such alleged breach within fifteen days from the date written notice is given by the Chairman of the Corporation demanding that Professional remedy such alleged breach, or (b) shall have failed to take reasonable steps in good faith to that end during such fifteen day period, provided, with respect to (b) that, after the end of such fifteen day period, there shall have been delivered to Professional a certified copy of a resolution of the Board of Directors of the Corporation, adopted by a Supermajority Vote, finding that Professional was guilty of conduct set forth in clause (2) and specifying the particulars thereof in detail, and that Professional has failed to take reasonable steps in good faith to remedy such alleged breach; or (3) upon a finding by a Supermajority Vote that Professional had engaged in willful fraud or defalcation either of which involved material

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      funds or other assets of the Corporation.

      "SUPERMAJORITY VOTE" shall mean the affirmative vote of not less than two-thirds of the members of the Board of Directors who are not employees of the Corporation taken at a meeting of the Board of Directors at which Professional is given an opportunity to be heard (with counsel).

      "CHANGE IN CONTROL" shall mean and shall be deemed to have occurred if:
      (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Corporation, any trustee or other fiduciary holding securities under any employee benefit plan of the Corporation, or any Corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of Stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% of more of the combined voting power of the Corporation's then outstanding securities; (b) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (a), (c), or (d) of this Paragraph) whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; (c) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person acquires more than 30% of the combined voting power of the Corporation's then outstanding securities shall not constitute a Change in Control of the Corporation; or
      (d) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

                                    ARTICLE V
                                DEATH OF EMPLOYEE

      5.1 DEATH. If Cabello shall die during the term of this Agreement, his legal representative shall be entitled to receive his compensation as provided in Article III hereof.
                                   ARTICLE VI

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                              ILLNESS OR INCAPACITY

      6.1 INABILITY TO PERFORM DUTIES. If Cabello becomes disabled, his salary payments may be reduced or terminated by the Corporation at its absolute discretion. Cabello's full salary shall be reinstated upon his return to full-time employment and the full discharge of his duties hereunder. This section shall in no way limit the rights or obligations of the Corporation under Articles III and IV hereof.

                                   ARTICLE VII
                                LEAVES OF ABSENCE

      7.1 PAID LEAVE. Leaves of absence with full payment of salary may be granted to Cabello for attendance at professional conventions, continuing education institutes in his profession and other professional or business activities, as approved by the Corporation, with full or partial payment of expenses at its sole discretion.
      7.2 UNPAID LEAVE. Unpaid leave of absence may be granted at the sole discretion of the Corporation for any other reasons upon request by Cabello.

                                  ARTICLE VIII
                                    VACATIONS

      8.1 PAID VACATION. Cabello shall be entitled to a vacation, the length of which as determined by the Board of Directors or the President of the Corporation, during which time his salary shall be paid in full. Cabello shall take his vacation at such time or times as shall be approved by the corporation.

                                   ARTICLE IX
                                    EXPENSES

      9.1 EXPENSES REIMBURSED. During the period of his employment, Cabello will be reimbursed for his reasonable expenses in accordance with general policy of the Corporation as adopted by the Board of Directors from time to time. In addition to such reimbursement expenses, Cabello shall incur and pay in the course of his employment by the Corporation certain other necessary expenses as a Vice President and General Counsel, for which he will be required personally to pay but for which the Corporation shall reimburse or otherwise compensate him, including, but not limited to the following: automobile and transportation expenses; educational expenses incurred for the purpose of maintaining or improving Cabello's professional skills, club dues, and the expenses of membership in civic groups, professional societies, and fraternal organizations, and all other items of reasonable and necessary professional expenses incurred by Cabello in the performance of the services in which Cabello has been engaged on behalf of the Corporation.

                                    ARTICLE X
                                   SUCCESSION

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      10.1 ASSUMPTION BY SUCCESSOR TO CORPORATION. The Corporation will not consolidate or merge into or with another corporation, or transfer all or substantially all of its assets to another corporation, unless such corporation (hereinafter referred to as "Successor Corporation") shall assume this Agreement. Upon such assumption Cabello and the Successor Corporation shall become obligated to perform the terms and conditions hereof, and the term "Corporation" as used in this Agreement shall be deemed to refer to such Successor Corporation; provided, however, Cabello's duties shall be such as prescribed by the Board of Directors of the Successor Corporation.

                                   ARTICLE XI
                           PROPERTY RIGHTS OF PARTIES

      11.1 TRADE SECRETS. During the term of employment, Cabello will have access to and become familiar with various trade secrets, consisting of formulas, devices, secret inventions, processes, and compilation of information, records, and specifications, owned by the Corporation and regularly used in the operation of the business of the Corporation. Cabello shall not disclose any such trade secrets, directly or indirectly, nor use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his or her employment. All files, records, documents, drawings, specifications, equipment, and similar times relating to the business of the Corporation, whether or not prepared by Cabello shall remain the exclusive property of the Corporation and shall not be removed from the premises of the Corporation under any circumstances without the prior written consent of the Corporation.


      11.2 RETURN OF CORPORATION'S PROPERTY. On the termination of employment or whenever requested by the Corporation, Cabello shall immediately deliver to the Corporation all property in Cabello's possession or under Cabello's control belonging to the Corporation in good condition, ordinary wear and tear excepted.

      11.3  OWNERSHIP OF WORK PRODUCT.  The parties agree as follows:

         A. PROPERTY OF GKIS. Cabello agrees that all intellectual property including but not limited to all ideas and concepts contained in computer programs and software, documentation or other literature or illustrations that are conceived, developed, written, or contributed by Cabello pursuant to this Agreement, either individually or in collaboration with others, shall belong to and be the sole property of GKIS.

         B. WORKS MADE FOR HIRE. Cabello agrees that all rights in all works prepared or performed by Cabello pursuant to this Agreement, including patent rights and copyrights applicable to any of the intellectual property described in Subparagraph (a) above, shall belong exclusively to GKIS and shall constitute "works made for hire" for purposes of copyright law.

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         C. PROPERTY OF CABELLO. The provisions of this Paragraph XI shall not be construed to assign to GKIS any of Cabello's rights in any invention for which no equipment, supplies, facilities, or trade secret information of GKIS was used, or that was developed entirely prior to this Agreement, or that does not result from any work performed by Cabello for GKIS.

                                   ARTICLE XII
                         NO COMPETITION BY PROFESSIONAL

      12.1 NO COMPETING ACTIVITIES. During the term of this Agreement and for a period of three years (six months if following termination by GKIS for any cause other than as set out in 4.2 above) following termination of same, Cabello shall not, directly or indirectly, either as an employee, employer, consultant, agent, Principal, Partner, Stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business whatsoever that is in direct competition in any manner whatsoever with the core products and technologies (SMART ONE Trainer and its derivatives, SMART ENTERPRISE, DOORWAYS, SMART SUPPORT, SMART PERFORM or other CARNOT derived products, and their successors and any other subsequent core businesses) of this Corporation within North America, unless a Court of competent Jurisdiction shall determine that the scope and/or time of this agreement renders it unenforceable, in which case the scope and/or time shall be reduced to that which the Court deems reasonable and enforceable. This provision shall not be construed to prevent Cabello from accepting employment in the areas of the private practice of law, or the performance of legal, administrative or management functions which do not utilize any of the Corporation's core technologies or products, either directly or for other entities so long as they do not compete directly with such core technologies or products.

                                  ARTICLE XIII
                                     NOTICES

      13.1 NOTICES: Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by mail to his residence, in the case of Cabello, or to its principal office, in the case of the Corporation.

                                   ARTICLE XIV
                                WAIVER OF BREACH

      14.1 NONWAIVER OF SUBSEQUENT BREACH. The waiver by any party hereto of a breach of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach by an party.


                                   ARTICLE XV
                                    AMENDMENT

      15.1 WRITTEN AMENDMENT. No amendment or modification of this Agreement shall be

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deemed effective unless or until executed in writing by the parties hereto with the same formality attending execution of this Agreement.

                                   ARTICLE XVI
                                  CHOICE OF LAW

      16.1 TEXAS LAW. This Agreement, having been executed and delivered in the State of Texas, its validity, interpretation, performance and enforcement will be governed by the laws of that state.

      EXECUTED in counterparts, each of which shall be deemed an original, effective the __ day of June, 1998.



                                -----------------------------------
                                J. David Cabello


                                `GK INTELLIGENT SYSTEMS, INC.:



                                By:________________________________
                                    Gary F. Kimmons, CEO and Chairman


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